Welcome to:



American Community Bancshares, Inc.



Information for Shareholders and Investors

Service you expect from the people you know

This presentation may contain, in addition to historical information, various "forward looking statements" that represent our judgment concerning the future and are subject to risks and uncertainties that could cause American Community's actual operating results and financial position to differ materially from those projected in the forward looking statements. Such forward looking statements can be identified by the use of forward looking terminology, such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereof or comparable terminology. We caution that any such forward looking statements are further qualified by important factors that could cause American Community's actual operating results and financial position to differ materially from the forward looking statements, including without limitation considerations described in connection with specific forward looking statements, factors set forth in this Prospectus under the caption "Risk Factors," and other cautionary statements set forth in the Prospectus. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this presentation.



Corporate Profile

Service you expect from
the people you know

- American Community Bancshares, Inc. is a North Carolina-based bank holding company and the parent of American Community Bank.
- We are based in Charlotte, NC the State's largest city.
- American Community Bank opened for business in November 1998 and we formed our holding company in April 2000.
- Our stock trades on the Nasdaq SmallCap market under the symbol "ACBA". In connection with our secondary Unit offering on April 17, 2002 we have outstanding warrants (expiration Date: April 30, 2005) that also trade on the Nasdaq SmallCap market under the symbol "ACBAW".
- As of December 31, 2002, we had total assets of $215.2 million, total deposits of $174.3 million and total equity of $23.1 million.
- We earned $1.3 million or $0.51 per share in 2002 and have registered ten consecutive quarters of profitability since becoming profitable during our sixth quarter of operation.



Our Market Area

Service you expect from the people you know

Our primary market area is the Southern Piedmont area of North Carolina, primarily in Union and Mecklenburg Counties

Union County

- Population of 124,000 – Monroe (pop. 27,000) is the largest city.
- Second fastest growing county in North Carolina.
- Balanced and diversified economy with a labor force of 63,000.

Mecklenburg County

- Population of 720,000 – Charlotte (pop. 552,000) is the State's largest city.
- Charlotte has consistently been one of the fastest growing areas in the Southeast and is ranked 26th in US population.
- Balanced and Diversified Economy with a labor force of 369,000.

American Community Branch Locations

Service you expect from the people you know

★ American Community Branches



I 40
Burke
Catawba
Iredell
I 77/US 21
Rowan
Davidson
Randolph
Lincoln
I 85
Cabarrus
Cleveland
Gastonia
Stanly
Montgomery
Moore
I 85
Charlotte
Gaston
I 85
Mecklenburg
NC 2000 Population
122,660 – 695,454
59,648 – 122,660
35,998 – 59,648
19,773 – 35,998
I 77
Union
Anson
Richmond
Scotlan
South Carolina



Business Plan and Philosophy

Service you expect from the people you know

Due to bank consolidation and economic growth, we believe a need exists in our marketplace for a locally based financial services provider focused on individuals and small to med.-sized businesses

- We believe it takes a combination of a good location and good people to be successful in building and expanding our franchise.
- We plan to continue to develop a branch network in growing areas within our markets with a goal to ultimately encircling the city of Charlotte.
- We will open new branches only after we have identified an experienced banker, with a loyal following of loan and deposit customers, who will be responsible for that market.



Business Plan and Philosophy (Con't)

Service you expect from the people you know

- Although to date all of our eight branches have been established de-novo, we will also consider branch or whole-bank purchases that fit our strategy.
- We will continue to be highly involved in the communities we serve through our participation in and sponsorship of civic and charitable activities. By demonstrating our commitment to serving our communities we accomplish the following all which assist in the development of our business:
  - Enhance our image in the community;
  - Develop brand awareness; and
  - Create customer loyalty

We believe that our approach to building our franchise, our focus on service and our community, coupled with the application of sound banking principles, will create value for our shareholders.



Target Market

Service you expect from
the people you know

- Retail Customers
  - middle income households
- Small to Medium-size Businesses
  - entrepreneurial segment
- Hispanic Niche Market
  - Large and growing Hispanic population in Union County
  - Money transfer business established in conjunction with Telecom USA Ltd. and Telecommunicaciones de Mexico



Deposit Market Share

Union County, NC

Service you expect from the people you know

Increased Market Share Rank from 4th to 2nd since 2001

Rank	Institution	Type	Number of Branches	Total Deposits in Mkt ($000) 2002	Total Market Share (%) 2002	Prior Year Market Share (%) 2001
1	BB&T Corp. (NC)	Bank	8	317,747	30.80	31.80
2	***American Community Bancshares***	***Bank***	***5***	***137,998***	***13.37***	***12.39***
3	First Charter Corp. (NC)	Bank	4	137,695	13.35	13.51
4	National Commerce Finl Corp. (TN)	Bank	5	129,433	12.54	13.42
5	First Citizens BancShares Inc. (NC)	Bank	4	94,058	9.12	9.55
6	Wachovia Corp. (NC)	Bank	5	81,788	7.93	8.23
7	Trinity Bank (NC)	Bank	3	73,778	7.15	4.62
8	Bank of America Corp. (NC)	Bank	3	57,634	5.59	6.47
9	Royal Bank of Canada	Bank	1	1,658	0.16	0.00
	Totals	**9**	**38**	**1,031,789**		

As of June 30, 2002



Deposit Market Share

Mecklenburg County, NC

Service you expect from the people you know

Rank	Institution	Type	Number of Branches	Total Deposits in Mkt ($000) 2002	Total Market Share (%) 2002	Prior Year Market Share (%) 2001
1	Bank of America Corp. (NC)	Bank	52	20,058,394	53.09	58.62
2	Wachovia Corp. (NC)	Bank	73	13,243,128	35.05	33.24
3	BB&T Corp. (NC)	Bank	46	1,331,593	3.52	2.29
4	First Charter Corp. (NC)	Bank	26	679,775	1.80	1.18
5	First Citizens BancShares Inc. (NC)	Bank	24	622,049	1.65	1.03
6	National Commerce Finl Corp. (TN)	Bank	24	594,862	1.57	1.05
7	Royal Bank of Canada	Bank	20	360,220	0.95	1.10
8	SouthTrust Corp. (AL)	Bank	13	231,047	0.61	0.46
9	Regions Financial Corp. (AL)	Bank	3	174,041	0.46	0.37
10	First Trust Bank (NC)	Bank	2	148,401	0.39	0.20
11	Bank of Granite Corp. (NC)	Bank	3	135,805	0.36	0.19
12	Scottish Bank (NC)	Bank	3	92,429	0.24	0.11
13	*American Community Bancshares*	*Bank*	*2*	*32,118*	*0.09*	*0.04*
14	M&F Bancorp Inc. (NC)	Bank	3	28,544	0.08	0.05
15	Yadkin Valley Bank and Trust (NC)	Bank	2	26,500	0.07	0.04
16	Coddle Creek Financial Corp. (NC)	Bank	2	17,471	0.05	0.03
17	Charles Schwab Corp. (CA)	Bank	1	3,186	0.01	0.00
	Totals	**17**	**299**	**37,779,563**		

As of June 30, 2002



Operating Results

Service you expect from
the people you know

	At or for the Year ended December 31,			
	2000	2001	2002	CAGR
Net Interest Income	$4,252	$4,824	$6,170	20.46%
Loan Loss Provision	636	543	915	
Total Non-interest Income	914	1,786	2,030	49.03%
Total Non-interest Expense	4,638	5,325	6,059	14.30%
Net Income	-108	745	1,300	
Earnings per Share	-0.07	0.42	0.51	
Book Value per Share	6.97	7.52	8.17	8.27%



Key Financial Ratios

Service you expect from
the people you know

	At or for the Year ended December 31,		
	2000	2001	2002
Return on Average Assets	-0.10 %	0.46 %	0.65 %
Return on Average Equity	-0.95	5.82	6.55
Net Interest Margin	4.28	3.19	3.26
Non-Interest Inc/ Total Revenue	17.69	26.90	24.76
Non-Interest Inc / Avg Assets	0.86	1.10	1.01
Non-Interest Expense / Avg Assets	4.35	3.29	3.03
Efficiency Ratio	89.78	80.63	74.00
NPLs/ Loans	0.14	0.10	0.35
Reserves/ Loans (%)	1.27	1.23	1.44
Reserves/ NPLs (%)	876.58	1,223.00	409.00

Quarterly Analysis

Net Income

Service you expect from
the people you know



$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
56
198
241
250
258
287
328
427
03/01 Q
06/01 Q
09/01 Q
12/01 Q
03/02 Q
06/02 Q
09/02 Q
12/02 Q

Quarterly Analysis

Service you expect from the people you know

Earnings per Share



$0.16
$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
0.03
0.11
0.13
0.14
0.14
0.10
0.12
0.15
3/01 Q
6/01 Q
9/01 Q
12/01 Q
3/02 Q
6/02 Q*
9/02 Q
12/02 Q

* Includes shares from Unit Offering

Balance Sheet Data

Service you expect from the people you know



250,000
225,000
200,000
175,000
150,000
125,000
100,000
75,000
50,000
25,000
0
Total Assets
Gross Loans
Deposits
Total Equity
2000
2001
2002

At the Year ended December 31,	2000	2001	2002	CAGR
Total Assets	$140,792	$181,956	$215,178	23.63%
Gross Loans	109,444	141,267	165,366	22.92%
Deposits	122,048	154,909	174,314	19.51%
Total Equity	11,446	13,577	23,076	41.99%

Deposit Composition

Service you expect from the people you know

We are not funded with Brokered Deposits

As of December 31, 2002


12.66%
2.54%
36.87%
15.23%
32.71%
Demand
Savings
M.M. & NOW
Time > $100,000
Time < $100,000

	12/31/2001	12/31/2002
Demand	10.54%	12.66%
Savings	1.75%	2.54%
M.M. & NOW	19.64%	15.23%
Time > $100,000	30.85%	32.71%
Time < $100,000	37.22%	36.87%
Total Time	68.07%	69.58%



Loan Portfolio Composition

Generally, we sell 1-4 family mortgages we generate into the secondary market

Service you expect from the people you know



6.05%
6.99%
7.52%
35.24%
20.16%
8.86%
15.18%
1-4 Family
Commercial Mortgage
Construction & Dev.
Home Equity Lines
Commercial & Indust.
Consumer
Leases

	12/31/2001	12/31/2002
1-4 family	7.31%	7.52%
Comm mortgage	38.42%	35.24%
Const. & Dev.	9.69%	15.18%
Home Equity lines	9.20%	8.86%
Comm. & Indust.	27.81%	20.16%
Consumer	7.00%	6.05%
Leases	0.56%	6.99%

As of December 31, 2002



Asset Quality and Reserves

Service you expect from the people you know

- From the outset, we have implemented a strong credit culture through the application of sound banking principles.
- As of December 31, 2002 American Community Bank had approximately $1.0 million in non-performing assets. This represents a 0.48% non-performing assets to total assets ratio.
- Loan Loss reserves as of the same date totaled $2.4 million representing 1.44% of total loans and 409% of non-performing loans.



Comparison to Peers

North Carolina Banks with Assets between $140 Million and $300 Million (excluding merger targets)

Service you expect from the people you know

(1) CAGR from December 31, 1999 to December 31, 2002
(2) Peer multiples based on February 19, 2003 stock prices.

		American Community	Peer Median
Growth Rates			
Asset Growth	(1)	42.99 %	29.05 %
Loan Growth	(1)	39.91 %	30.23 %
Deposit Growth	(1)	46.90 %	28.03 %
Equity Growth	(1)	25.94 %	17.32 %
Revenue Growth	(1)	48.07 %	30.69 %
Market Statistics			
Stock Price at 2/19/03		$8.35	(2)
Price / LTM EPS		16.37 x	17.07 x
Price / Book Value		102.20 %	131.2 %
Price / Tangible Book Value		102.20 %	131.2 %
Market Capitalization ($M)		23.58	23.25
Dividend Yield		0.96 %	0.00 %



Investment Merits

Service you expect from the people you know

- **Experienced management team executing a prudent growth strategy**
  - De novo and acquisition of branches
  - Knowledge of the marketplace with lending relationships spanning 20 years
- **Significant ownership by management team and Board of Directors**
- **Track record of profitability with a diversified income stream**
  - Ten consecutive quarters of profitability.
  - 24.8% non-interest income / revenue
- **Continued opportunities from industry consolidation**
- **Sound credit culture**
- **At 102% of book value, the stock is valued lower than its peers**